Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2009 Earnings

•	Equity and fixed-income assets increase $6.3 billion to reach $61 billion for Q3 2009

•	Net bond fund sales reach $1.8 billion for Q3 2009

•	Board declares quarterly dividend of $0.24 per share

(PITTSBURGH, Pa., October 22, 2009) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share from continuing operations (EPS) of $0.56 for the quarter ended Sept. 30, 2009 compared to $0.52 for the same quarter last year. Income from continuing operations was $57.0 million for Q3 2009 compared to $56.2 million for Q3 2008.

Federated reported YTD 2009 EPS of $1.42 compared to $1.62 for the same period in 2008. For the nine months ended Sept. 30, 2009, income from continuing operations was $145.4 million compared to $167.2 million for the same period in 2008. Earnings for YTD 2009 included $20.8 million in non-cash impairment charges recognized primarily in Q1 2009.

Federated’s total managed assets were $392.3 billion at Sept. 30, 2009, up $48.3 billion or 14 percent from $344.0 billion at Sept. 30, 2008 and down $9.5 billion or 2 percent from $401.8 billion reported at June 30, 2009. Average managed assets for Q3 2009 were $408.1 billion, up $73.0 billion or 22 percent from $335.1 billion reported for Q3 2008 and down $6.3 billion or 2 percent from $414.4 billion reported for Q2 2009.

“Federated’s fluctuating fund sales have increased more than 50 percent from the same time last year,” said J. Christopher Donahue, president and chief executive officer. “Investors continue to recognize Federated’s reputation for managing a broad line of stock, bond and alternative strategies that can help them meet their investing needs.”

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Nov. 13, 2009 to shareholders of record as of Nov. 9, 2009. During Q3 2009, Federated purchased 470,581 shares of Federated class B common stock for $12.0 million.

Federated’s fixed-income assets were $32.0 billion at Sept. 30, 2009, up $9.3 billion or 41 percent from $22.7 billion at Sept. 30, 2008 and up $3.3 billion or 11 percent from $28.7 billion at June 30, 2009. Federated experienced continued strong net positive flows into its bond funds with $1.8 billion during Q3 2009, bringing total bond fund inflows to $5.6 billion so far in 2009, an increase of $4.0 billion over the first nine months of 2008. Net sales were driven by strong flows into ultrashort bond funds and intermediate-term bond funds including Federated Total Return Bond Fund.

Federated’s equity assets were $29.1 billion at Sept. 30, 2009, down $2.6 billion or 8 percent from $31.7 billion at Sept. 30, 2008 and up $2.9 billion or 11 percent from $26.2 billion at June 30, 2009. During Q3 2009, Federated’s

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q3 2009 Earnings	Page 2 of 10

net flows into equity funds were $126 million. Net sales were led by Federated Prudent Bear Fund and Federated Market Opportunity Fund, both of which invest in alternative-asset classes, and Federated Kaufmann Small Cap Fund, a growth fund.

Money market assets in both funds and separate accounts were $318.1 billion at Sept. 30, 2009, up $30.3 billion or 11 percent from $287.8 billion at Sept. 30, 2008 and down $28.3 billion or 8 percent from $346.4 billion at June 30, 2009. Money market mutual fund assets were $287.6 billion at Sept. 30, 2009, up $28.4 billion or 11 percent from $259.2 billion at Sept. 30, 2008 and down $25.2 billion or 8 percent from $312.8 billion at June 30, 2009.

Financial Summary

Q3 2009 vs. Q3 2008

For Q3 2009, revenue decreased by $12.3 million or 4 percent from the same quarter last year. The decrease in revenue primarily reflects $36.5 million in voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields. The fee waivers were partially offset by a related reduction in marketing and distribution expenses of $27.9 million such that the net impact on operating income was a decrease of $8.6 million. Lower average equity managed assets also contributed to decreased revenue. These decreases were partially offset by increased revenue from higher average money market and fixed-income managed assets.

Fee waivers to produce positive or zero net yields may increase and such increases could be significant. The amount of these waivers will be determined by a variety of factors including available yields on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve and the U.S. Department of the Treasury, changes in the mix of money market customer assets, changes in expenses of the money market funds and Federated’s willingness to continue these waivers.

For Q3 2009, Federated derived 63 percent of its revenue from money market assets, 24 percent from equity assets, 12 percent from fixed-income assets and 1 percent from other products and services.

Operating expenses for Q3 2009 were $198.9 million compared to $212.7 million for Q3 2008. Marketing and distribution expenses decreased because of the aforementioned fee-waiver-related reductions, partially offset by the impact of increases in average money market managed assets.

Q3 2009 vs. Q2 2009

Compared to the prior quarter, revenue decreased by $13.3 million or 4 percent. The decrease in revenue primarily reflects a $19.6 million increase in voluntary fee waivers on certain money market funds in order to maintain positive or zero net yields. The fee waivers were offset by a related decrease in marketing and distribution expenses of $16.5 million such that the net impact on operating income was a decrease of $3.1 million compared to the prior quarter. In addition, revenue decreased due to lower average money market managed assets. These decreases were partially offset by the impact of increased average equity and fixed-income managed assets.

Compared to Q2 2009, operating expenses decreased by $20.0 million or 9 percent. Changes from the prior period include a decrease in marketing and distribution expenses primarily related to the aforementioned fee-waiver-related reductions.

Federated Reports Q3 2009 Earnings	Page 3 of 10

YTD 2009 vs. YTD 2008

Revenue for the first nine months of 2009 decreased by $10.8 million or 1 percent compared to the same period last year. The decrease in revenue primarily reflects voluntary fee waivers of $63.1 million on certain money market funds in order to maintain positive or zero net yields. The fee waivers were partially offset by a related reduction in marketing and distribution expenses of $43.8 million such that the net impact on operating income was a decrease of $19.3 million. In addition, revenue decreased due to lower average equity managed assets. These decreases were partially offset by the impact of increased average money market and fixed-income managed assets.

For YTD 2009, Federated derived 67 percent of its revenue from money market assets, 21 percent from equity assets, 11 percent from fixed-income assets and 1 percent from other products and services.

Operating expenses for the first nine months of 2009 increased by $21.8 million or 3 percent compared to the same period of last year primarily due to $20.8 million in non-cash impairment charges recorded primarily in Q1 2009.

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated’s activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, Oct. 23, 2009. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Oct. 30, 2009 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 334400.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $392.3 billion in assets as of Sept. 30, 2009. With 150 funds and a variety of separately managed account options, Federated provides comprehensive investment management to nearly 5,300 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 6 percent of fixed-income fund managers and the top 8 percent of equity fund managers1. For more information, visit FederatedInvestors.com.

###

1	Strategic Insight, August 31, 2009. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, and asset flows, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or

Federated Reports Q3 2009 Earnings	Page 4 of 10

implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q3 2009 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income1

(in thousands, except per share data)

	Quarter Ended Sept. 30,		% Change Q3 2008 to Q3 2009	Quarter Ended June 30, 2009	% Change Q2 2009 to Q3 2009
	2009	2008
Revenue
Investment advisory fees, net	$190,012	$194,653	(2)%	$193,757	(2)%
Administrative service fees, net	65,267	53,551	22	67,514	(3)
Other service fees, net	36,957	56,007	(34)	44,586	(17)
Other, net	1,367	1,702	(20)	1,037	32
Total Revenue	293,603	305,913	(4)	306,894	(4)

Operating Expenses
Compensation and related	62,232	60,482	3	63,609	(2)
General and administrative
Marketing and distribution	95,452	106,742	(11)	114,138	(16)
Professional service fees	10,089	10,259	(2)	9,777	3
Systems and communications	6,517	5,996	9	6,331	3
Office and occupancy	6,001	5,619	7	5,647	6
Advertising and promotional	2,529	3,787	(33)	3,059	(17)
Travel and related	2,316	3,228	(28)	2,872	(19)
Other	4,677	4,409	6	4,455	5
Total general and administrative	127,581	140,040	(9)	146,279	(13)
Amortization of deferred sales commissions	5,104	7,762	(34)	4,960	3
Intangible asset amortization and impairment	3,953	4,369	(10)	3,981	(1)
Total Operating Expenses	198,870	212,653	(6)	218,829	(9)
Operating Income	94,733	93,260	2	88,065	8

Nonoperating Income (Expenses)
Investment income, net	1,685	190	787	1,210	39
Debt expense—recourse	(1,112)	(757)	47	(1,146)	(3)
Debt expense—nonrecourse	(314)	(622)	(50)	(368)	(15)
Other, net	(101)	(152)	(34)	34	(397)
Total Nonoperating Income (Expenses), net	158	(1,341)	(112)	(270)	(159)
Income before income taxes	94,891	91,919	3	87,795	8
Income tax provision	34,604	33,253	4	31,712	9
Net income including noncontrolling interests in subsidiaries	60,287	58,666	3	56,083	7
Less: Net income attributable to noncontrolling interests in subsidiaries	3,301	2,455	34	2,809	18
Net Income	$56,986	$56,211	1%	$53,274	7%

Amounts Attributable to Federated
Earnings Per Share
Basic[2]	$0.56	$0.53	6%	$0.52	8%
Diluted[2]	$0.56	$0.52	8%	$0.52	8%
Weighted-average shares outstanding
Basic	99,958	99,367		100,041
Diluted	100,086	100,036		100,164
Dividends declared per share	$0.24	$3.00		$0.24

1)	Provisions of a new accounting standard adopted on Jan. 1, 2009 require that minority interest be renamed noncontrolling interest and that companies present a consolidated net income that includes the amount attributable to noncontrolling interests for all periods presented.
2)	Under a new accounting standard adopted on Jan. 1, 2009, unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are now required to be included in the computation of earnings per share under the “two-class method.” As a result current and prior periods have been adjusted to reflect this new standard. Total income available to participating restricted shareholders was $1.4 million, $4.0 million and $1.3 million for the quarterly periods ended Sept. 30, 2009, Sept. 30, 2008 and June 30, 2009, respectively.

Federated Reports Q3 2009 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Statements of Income1

(in thousands, except per share data)

	Nine Months Ended Sept. 30,
	2009	2008	% Change
Revenue
Investment advisory fees, net	$574,238	$587,697	(2)%
Administrative service fees, net	199,726	157,828	27
Other service fees, net	132,874	170,438	(22)
Other, net	4,302	5,949	(28)
Total Revenue	911,140	921,912	(1)

Operating Expenses
Compensation and related	192,068	180,967	6
General and administrative
Marketing and distribution	331,897	324,799	2
Professional service fees	29,873	30,356	(2)
Systems and communications	19,275	17,927	8
Office and occupancy	18,315	18,067	1
Advertising and promotional	8,238	11,495	(28)
Travel and related	7,631	10,166	(25)
Other	17,396	13,121	33
Total general and administrative	432,625	425,931	2
Amortization of deferred sales commissions	14,936	25,923	(42)
Intangible asset amortization and impairment	28,665	13,673	110
Total Operating Expenses	668,294	646,494	3
Operating Income	242,846	275,418	(12)

Nonoperating Income (Expenses)
Investment income, net	2,493	2,365	5
Debt expense––recourse	(3,370)	(961)	251
Debt expense––nonrecourse	(1,114)	(2,232)	(50)
Other, net	(47)	(356)	(87)
Total Nonoperating Expenses, net	(2,038)	(1,184)	72
Income from continuing operations before income taxes	240,808	274,234	(12)
Income tax provision	86,970	101,126	(14)
Income from continuing operations including noncontrolling interests in subsidiaries	153,838	173,108	(11)
Discontinued operations, net of tax	—	2,808	(100)
Net Income including noncontrolling interests in subsidiaries	153,838	175,916	(13)
Less: Net income attributable to the noncontrolling interest in subsidiaries	8,444	5,861	44
Net income	$145,394	$170,055	(15)%

Amounts Attributable to Federated
Income from continuing operations	$145,394	$167,247	(13)%
Discontinued operations, net of tax	—	2,808	(100)
Net Income	$145,394	$170,055	(15)%
Earnings Per Share—Basic[2]
Income from continuing operations	$1.42	$1.64	(13)%
Income from discontinued operations	—	0.03	(100)
Net income[3]	$1.42	$1.66	(14)%
Earnings Per Share—Diluted[2]
Income from continuing operations	$1.42	$1.62	(12)%
Income from discontinued operations	—	0.03	(100)
Net income	$1.42	$1.65	(14)%
Weighted-average shares outstanding
Basic	99,976	99,508
Diluted	100,096	100,518
Dividends declared per share	$0.72	$3.45

1)	Provisions of a new accounting standard adopted on Jan. 1, 2009 require that minority interest be renamed noncontrolling interest and that companies present a consolidated net income that includes the amount attributable to noncontrolling interests for all periods presented.
2)	Under a new accounting standard adopted on Jan. 1, 2009, unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are now required to be included in the computation of earnings per share under the “two-class method.” As a result current and prior periods have been adjusted to reflect this new standard. Total income available to participating restricted shareholders was $3.4 million and $4.6 million for the year-to-date periods ended Sept. 30, 2009 and Sept. 30, 2008 respectively.
3)	May not sum due to rounding.

Federated Reports Q3 2009 Earnings	Page 7 of 10

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Sept. 30, 2009	Dec. 31, 2008
Assets
Cash and other short-term investments	$87,274	$58,647
Other current assets	47,443	58,185
Deferred sales commissions, net	17,607	30,261
Intangible assets, net and goodwill	656,807	657,321
Other long-term assets	40,110	42,196
Total Assets	$849,241	$846,610

Liabilities and Equity
Current liabilities	$182,676	$217,838
Long-term debt—recourse	110,250	126,000
Long-term debt—nonrecourse	15,803	30,497
Other long-term liabilities	35,452	47,705
Equity excluding treasury stock[1]	1,310,359	1,229,051
Treasury stock	(805,299)	(804,481)
Total Liabilities and Equity	$849,241	$846,610

1)	Provisions of a new accounting standard adopted on Jan. 1, 2009 require that minority interest be renamed noncontrolling interest and companies present it as a component of equity for all periods presented. Noncontrolling interest was previously included in other long-term liabilities, but is now included in Equity excluding treasury stock.

Federated Reports Q3 2009 Earnings	Page 8 of 10

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2009	Sept. 30, 2008	June 30, 2009	Sept. 30, 2009	Sept. 30, 2008
Equity Funds
Beginning assets	$17,966	$25,569	$15,902	$17,562	$29,145
Sales	1,503	1,060	1,177	4,005	4,009
Redemptions	(1,377)	(2,031)	(1,151)	(4,119)	(5,453)
Net sales (redemptions)	126	(971)	26	(114)	(1,444)
Net exchanges	(12)	(68)	8	(79)	(163)
Acquisition related	257	0	0	257	42
Market gains and losses/reinvestments[1]	2,013	(2,947)	2,030	2,724	(5,997)
Ending assets	$20,350	$21,583	$17,966	$20,350	$21,583

Fixed-Income Funds
Beginning assets	$24,100	$19,065	$20,752	$19,321	$17,943
Sales	4,789	2,354	4,597	12,537	6,509
Redemptions	(2,971)	(1,826)	(1,997)	(6,978)	(4,911)
Net sales	1,818	528	2,600	5,559	1,598
Net exchanges	53	26	6	101	80
Market gains and losses/reinvestments[1]	989	(483)	742	1,979	(485)
Ending assets	$26,960	$19,136	$24,100	$26,960	$19,136

1)	Reflects changes in the market value of the securities held by the funds and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Changes in Equity and Fixed-Income Separate Account Assets2

(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2009	Sept. 30, 2008	June 30, 2009	Sept. 30, 2009	Sept. 30, 2008
Equity Separate Accounts
Beginning assets	$8,245	$11,712	$7,509	$9,099	$13,017
Net customer flows[3]	(261)	(426)	(204)	(1,026)	(621)
Acquisition related[4]	(257)	0	0	(257)	0
Market gains and losses/reinvestments[5]	1,047	(1,218)	940	958	(2,328)
Ending assets	$8,774	$10,068	$8,245	$8,774	$10,068

Fixed-Income Separate Accounts
Beginning assets	$4,583	$3,924	$4,219	$4,165	$3,754
Net customer flows[3]	188	(150)	74	269	(93)
Market gains and losses/reinvestments[5]	308	(172)	290	645	(59)
Ending assets	$5,079	$3,602	$4,583	$5,079	$3,602

2)	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products. Flows for liquidation portfolios have been removed from Changes in Equity and Fixed-Income Separate Account Assets and are detailed on the following page.
3)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
4)	Includes assets that were reclassified from Equity Separate Accounts to Equity Funds as a result of the transaction with the Touchstone Funds, which was completed during Q3 2009. See related press release dated Aug. 31, 2009 for more information about the Touchstone transaction.
5)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q3 2009 Earnings	Page 9 of 10

Changes in Liquidation Portfolios1

(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2009	Sept. 30, 2008	June 30, 2009	Sept. 30, 2009	Sept. 30, 2008
Liquidation Portfolios
Beginning assets	$556	$2,083	$700	$1,505	$1,127
Net customer flows[2]	12,516	(222)	(151)	11,563	856
Market gains and losses/reinvestments[3]	1	(84)	7	5	(206)
Ending assets	$13,073	$1,777	$556	$13,073	$1,777

1)	Federated added liquidation portfolios as an asset category beginning in Q1 2009. Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. The new category was established because management fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.
2)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q3 2009 Earnings	Page 10 of 10

(in millions)
MANAGED ASSETS	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
By Asset Class
Equity	$29,124	$26,211	$23,411	$26,661	$31,651
Fixed-income	32,039	28,683	24,971	23,486	22,738
Money market	318,064	346,354	360,127	355,658	287,836
Liquidation portfolios[1]	13,073	556	700	1,505	1,777
Total Managed Assets	$392,300	$401,804	$409,209	$407,310	$344,002
By Product Type
Mutual Funds:
Equity	$20,350	$17,966	$15,902	$17,562	$21,583
Fixed-income	26,960	24,100	20,752	19,321	19,136
Money market	287,634	312,808	328,780	327,267	259,172
Total Fund Assets	$334,944	$354,874	$365,434	$364,150	$299,891
Separate Accounts:
Equity	$8,774	$8,245	$7,509	$9,099	$10,068
Fixed-income	5,079	4,583	4,219	4,165	3,602
Money market	30,430	33,546	31,347	28,391	28,664
Total Separate Accounts	$44,283	$46,374	$43,075	$41,655	$42,334
Total Liquidation Portfolios[1]	$13,073	$556	$700	$1,505	$1,777
Total Managed Assets	$392,300	$401,804	$409,209	$407,310	$344,002

AVERAGE MANAGED ASSETS	Quarter Ended
	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
By Asset Class
Equity	$27,872	$25,287	$24,219	$24,870	$35,136
Fixed-income	30,376	26,978	24,218	22,546	23,143
Money market	336,530	361,502	362,269	320,684	274,840
Liquidation portfolios[1]	13,370	637	975	1,650	1,944
Total Avg. Assets	$408,148	$414,404	$411,681	$369,750	$335,063
By Product Type
Mutual Funds:
Equity	$19,215	$17,220	$16,240	$16,904	$24,180
Fixed-income	25,499	22,545	20,009	18,674	19,347
Money market	304,959	326,280	330,294	293,428	245,304
Total Avg. Fund Assets	$349,673	$366,045	$366,543	$329,006	$288,831
Separate Accounts:
Equity	$8,657	$8,067	$7,979	$7,966	$10,956
Fixed-income	4,877	4,433	4,209	3,872	3,796
Money market	31,571	35,222	31,975	27,256	29,536
Total Avg. Separate Accts.	$45,105	$47,722	$44,163	$39,094	$44,288
Total Avg. Liquidation Portfolios[1]	$13,370	$637	$975	$1,650	$1,944
Total Avg. Assets	$408,148	$414,404	$411,681	$369,750	$335,063

1)	Federated added liquidation portfolios as an asset category beginning in Q1 2009. Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. The new category was established because the management fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.

Federated discontinued reporting administered assets as of June 30, 2009 as they are no longer a material source of revenue for the firm.